Exhibit 99.1
Elastic Names Mark Dodds Chief Revenue Officer

Former Cisco executive joins Elastic to help spearhead company’s continued growth

SAN FRANCISCO--(BUSINESS WIRE)-- Elastic® (NYSE: ESTC) (“Elastic”), the company behind Elasticsearch®, today announced the appointment of Mark Dodds as chief revenue officer, effective immediately. Reporting to Elastic CEO Ash Kulkarni, Dodds will be responsible for driving all aspects of the company's revenue growth, building on its ongoing success as the leading search analytics platform.

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Dodds brings extensive global sales leadership experience to the role, gained over 23 years at Cisco, most recently as senior vice president of Global Services & Software Sales, where he helped lead the acceleration of Cisco’s transformation to recurring revenue. He will be responsible for Elastic’s global go-to-market functions, including global sales, customer success, solutions architecture, ecosystem and partnerships, and sales operations.

“Elastic has a tremendous market opportunity ahead, and I am excited to have Mark join our executive team as we continue to drive momentum in generative AI and across all segments of our business,” said Ash Kulkarni. “The Elastic search analytics platform is incredibly popular with developers, and customer excitement and engagement with Elastic is at an all-time high. Mark’s extensive global enterprise sales experience and proven track record in driving business growth, coupled with our strong bottom-up customer adoption, will continue propelling Elastic forward as search continues to be a critical part of the infrastructure for AI.”

“I am delighted to join Elastic as chief revenue officer. As the leader in search analytics, Elastic’s thoughtful integration of search, AI, and analytics to create leading search-powered solutions across multiple market categories, including search, security, and observability, is delivering immense value to customers,” said Mark Dodds. “As customers seek ways to gain efficiencies without sacrificing innovation, especially around generative AI, the Elasticsearch platform presents an exciting opportunity. I am eager to contribute towards realizing Elastic’s growth ambitions and making a meaningful difference to our customers.”

About Elastic
Elastic (NYSE: ESTC) is a leading platform for search-powered solutions. Elastic understands it’s the answers, not just the data. The Elasticsearch platform enables anyone to find the answers they need in real-time using all their data, at scale. Elastic delivers complete, cloud-based, AI-powered solutions for enterprise security, observability and search built on the Elasticsearch platform, the development platform used by thousands of companies, including more than 50% of the Fortune 500. Learn more at elastic.co.

Forward-Looking Statements Certain statements herein are forward-looking statements that are subject to risks and uncertainties, which include but are not limited to, statements regarding the appointment and role of Mr. Dodds as our chief revenue officer and our expectation regarding growth of our revenue and market. Actual outcomes and results may differ materially from those contemplated by these forward-looking statements as a result of uncertainties, risks, and changes in circumstances, including but not limited to risks and uncertainties related to the future conduct and growth of Elastic’s business and the markets in which Elastic operates. Additional risks and uncertainties that could cause actual outcomes and results to differ materially from those contemplated by the forward-looking statements are included under the caption "Risk Factors" and elsewhere in our most recent filings with the SEC, including our Annual Report on Form 10-K for the fiscal year ended April 30, 2023 and other subsequent reports filed with the SEC. SEC filings are available on the Investor Relations section of Elastic's website at ir.elastic.co and the SEC's website at www.sec.gov. Elastic assumes no obligation to, and does not currently intend to, update any such forward-looking statements after the date of this release, except as required by law.

Elastic and associated marks are trademarks or registered trademarks of Elastic N.V. and its subsidiaries. All other company and product names may be trademarks of their respective owners.

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Contact:    Anthony Luscri
Elastic Investor Relations
ir@elastic.co

Madge Miller
Elastic Corporate Communications
PR-Team@elastic.co